Mallinckrodt Pharmaceuticals Company Presentation APRIl 2022 Exhibit 99.1

2 Disclaimer Notice to and Undertaking by Recipients   This Company Presentation (the "Company Presentation") has been prepared solely for informational purposes from information supplied by or on behalf of Mallinckrodt plc, an Irish public limited company in examination under Part 10 of the Companies Act 2014 of Ireland (the "Company" or "Mallinckrodt"), and is being furnished by Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A. as the potential arrangers (collectively, the "Arranger") to you in your capacity as a prospective lender (the "Recipient") in considering the proposed Credit Facility described in the Company Presentation (the "Facility").   ACCEPTANCE OF THIS COMPANY PRESENTATION CONSTITUTES AN AGREEMENT TO BE BOUND BY THE TERMS OF THIS NOTICE AND UNDERTAKING IF THE RECIPIENT IS NOT WILLING TO ACCEPT THE COMPANY PRESENTATION AND OTHER EVALUATION MATERIAL (AS DEFINED HEREIN) ON THE TERMS SET FORTH IN THIS NOTICE AND UNDERTAKING, IT MUST RETURN THE COMPANY PRESENTATION AND ANY OTHER EVALUATION MATERIAL TO THE ARRANGER IMMEDIATELY WITHOUT REVIEWING THEM OR MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF.   Confidentiality   As used herein: (a) "Evaluation Material" refers to the Company Presentation and any other information regarding the Company, its subsidiaries and their respective related parties or the Facility furnished or communicated to the Recipient by or on behalf of the Company in connection with the Facility (whether prepared or communicated by the Arranger or the Company, their respective advisors or otherwise) and (b) "Internal Evaluation Material" refers to all memoranda, notes, and other documents and analyses developed by the Recipient using any of the information specified under the definition of Evaluation Material.   The Recipient acknowledges that the Company considers the Evaluation Material and Internal Evaluation Material to include confidential, sensitive and proprietary information and agrees for the benefit of the Company that it shall use the Evaluation Material and Internal Evaluation Material solely for the purpose of considering its participation in the Facility and that it shall use reasonable precautions in accordance with its established procedures to keep the Evaluation Material and Internal Evaluation Material confidential; provided however that (i) it may make any disclosure of such information to which the Company gives its prior written consent and (ii) any of such information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, accountants, attorneys and consultants who have access to such information for the purpose of evaluating the Facility on behalf of the Recipient (collectively, "Representatives") on a need to know basis in connection with the Facility (it being understood that such Representatives shall be informed by it of the confidential nature of such information and shall be directed by the Recipient to treat such information in accordance with the terms of the Notice and Undertaking). The Recipient agrees to be responsible for any breach of the Notice and Undertaking that results from the actions or omissions of its Representatives.   The Recipient shall be permitted to disclose the Evaluation Material in the event that it is required by applicable law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization) having jurisdiction over the Recipient or in connection with any legal proceedings. The Recipient agrees that it will notify the Arranger promptly in the event of any such disclosure (other than at the request of a regulatory authority to the extent requested during a routine examination of Recipient; provided, that neither the Company nor any of its affiliates is not the target of such examination), unless such notification shall be prohibited by applicable law or legal process and to reasonably cooperate with the Company in its efforts to obtain a protective order (at the Company’s sole cost and expense), confidential treatment or otherwise limit the scope or impact of such disclosure.   The Recipient shall have no obligation hereunder with respect to any Evaluation Material to the extent that such information (i) is or becomes publicly available other than as a result of a disclosure by the Recipient in violation of this agreement, or (ii) was within the Recipient's possession prior to its being furnished pursuant hereto or becomes available to the Recipient on a non-confidential basis from a source other than the Company or its agents, provided that, in each case, the source of such information was not known by the Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information. In the event that the Recipient of the Evaluation Material decides not to participate in the transaction described herein, upon request of the Arranger or the Company, such Recipient shall as soon as practicable return all Evaluation Material (other than Internal Evaluation Material) to the Arranger or represent in writing to the Arranger that the Recipient has destroyed all copies of the Evaluation Material unless prohibited from doing so by the Recipient's internal policies and procedures (in which case such Evaluation Material shall be kept confidential in compliance with the terms of this Notice and Undertaking).   Information   The Recipient acknowledges and agrees that (i) the Arranger received the Evaluation Material from third party sources (including the Company) and it is provided to the Recipient for informational purposes, (ii) the Arranger, the Company and their respective affiliates bear no responsibility (and shall not be liable) for the accuracy or completeness (or lack thereof) of the Evaluation Material or any information contained therein, (iii) no representation regarding the Evaluation Material is made by the Arranger, the Company or any of their respective affiliates, (iv) neither the Arranger, the Company nor any of their respective affiliates has made any independent verification as to the accuracy or completeness of the Evaluation Material, (v) none of the Arranger, the Company or any of their respective affiliates shall have any obligation to update or supplement any Evaluation Material or otherwise provide additional information and (vi) the Arranger, the Company and their respective affiliates shall not have any liability with respect to the use or misuse of the Evaluation Material or related offering and marketing materials by the Recipient or any of it Representatives.   The Evaluation Material has been prepared to assist prospective lenders in making their own evaluation of the Company, its subsidiaries and the Facility and does not purport to be all-inclusive or to contain all of the information that a prospective lender may consider material or desirable in making its decision to become a lender. Each Recipient of the information and data contained herein should take such steps as it deems necessary to assure that it has the information it considers material or desirable in making its decision to become a lender and should perform its own independent investigation and analysis of the Facility and the transactions contemplated thereby and the creditworthiness of the Company and its subsidiaries. The Recipient represents that it is sophisticated and experienced in extending credit to entities similar to the Company. The information and data contained herein are not a substitute for the Recipient's independent evaluation and analysis and should not be considered as a recommendation by the Arranger or any of its affiliates that any Recipient enter into the Facility.

IMPORTANT INFORMATION: This document contains forward-looking statements which refer to proposed activities and aspirational brand goals which may occur in the future. References in this document to any proposed new device, indication, condition or other therapeutic area are intended to refer to potential new products or indications for which clinical research may be conducted and approval by the appropriate regulatory authorities will be sought. This includes the EVOLVE® device, SelfJect® device and Terlivaz® drug, which are investigational products subject to clearance/approval by FDA. The safety and efficacy of these investigational products have not yet been established by FDA. 3 Disclaimer (Cont’d) Forward-Looking Statements Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.   There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the ability of Mallinckrodt and its subsidiaries to consummate the Plan, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement and the Plan, including the settlements entered into with the OCC, the UCC, and Mallinckrodt's second lien noteholders and the ability of the parties to negotiate definitive agreements with respect to the matters covered by the related term sheets, whether related to such settlements, included in the restructuring support agreement, the Plan or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement, the Plan or any of the settlements and to satisfy the other conditions of the restructuring support agreement, the Plan and the settlements, including satisfying the milestones specified in the restructuring support agreement and completion of the expected Irish examinership process; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Plan regarding a global settlement to resolve all opioid-related claims; potential delays in Mallinckrodt's Chapter 11 process; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt's financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt's suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the availability of operating capital during the pendency of the Chapter 11 cases, including events that could terminate Mallinckrodt's right to continue to access the cash collateral of Mallinckrodt's lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Chapter 11 plan is successfully consummated; the possibility that Mallinckrodt's Chapter 11 cases may be converted into Chapter 7 cases under the bankruptcy code; the potential termination of Mallinckrodt's exclusive right to file a Chapter 11 plan; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan and continuing as a going concern; Mallinckrodt's post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt's products due to legal changes or changes in insurers' reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt's and its partners' ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt's ability to navigate price fluctuations; competition; Mallinckrodt's and its partners' ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt's ability to achieve expected benefits from restructuring activities; Mallinckrodt's significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt's substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt's ability to generate sufficient cash to service indebtedness even after the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.   These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.   General  It is understood that unless and until a definitive agreement regarding the Facility between the parties thereto has been executed, the Recipient will be under no legal obligation of any kind whatsoever with respect to the Facility by virtue of this Notice and Undertaking except for the matters specifically agreed to herein.   The Recipient agrees that money damages would not be a sufficient remedy for breach of this Notice and Undertaking, and that in addition to all other remedies available at law or in equity, the Company and the Arranger shall be entitled to equitable relief, including injunction and specific performance, without proof of actual damages. The Recipient agrees that the Company is a third party beneficiary of this Notice and Undertaking.   This Notice and Undertaking together embody the entire understanding and agreement between the Recipient and the Arranger with respect to the Evaluation Material and the Internal Evaluation Material and supersedes all prior understandings and agreements relating thereto. The terms and conditions of this Notice and Undertaking shall apply until such time, if any, that the Recipient becomes a party to the definitive agreements regarding the Facility, and thereafter the provisions of such definitive agreements relating to confidentiality shall govern. If you do not enter into the Facility, the application of this Notice and Undertaking shall terminate with respect to all Evaluation Material on the date falling one year after the date of the Company Presentation.   This Notice and Undertaking shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligation Law to the extent that it mandates that the law of the State of New York govern).

4 Disclaimer (Cont’d) Non-GAAP Financial Measures This document contains financial measures, such as adjusted EBITDA, net debt, net leverage, segment operating margin, free cash flow, free cash flow conversion, adjusted gross margin, adjusted net sales, total 1st lien leverage, net 1st lien leverage, and total leverage, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Adjusted EBITDA represents amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusts for certain items that management believes are not reflective of the operational performance of the business. Consolidated adjusted EBITDA represents net loss adjusted for interest expense, net, taxes, depreciation and amortization and certain items that management believes are not reflective of the operational performance of the business and additional adjustments. These adjustments include, but are not limited to, restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gain on debt extinguishment, net; unrealized loss (gain) on equity investment; R&D upfront payments; reorganization items, net; share-based compensation and other items identified by the company. Net debt represents the total principal debt outstanding less cash, each as prepared in accordance with GAAP. Net leverage represents net debt divided by adjusted EBITDA for the trailing twelve month period. Segment operating margin excludes corporate expenses and certain amounts that management considers to be non-recurring or non-operational because management and the chief operating decision maker evaluate the operating results of the segments excluding such items. These items include, but are not limited to, depreciation and amortization, share-based compensation, net restructuring charges, non-restructuring impairment charges, separation costs, R&D upfront payments, changes related to the Opioid-Related Litigation Settlement and the Acthar Gel Medicaid Retrospective Rebate incurred as a result of the Medicaid lawsuit. Although these amounts are excluded from segment operating income, they are included in reported consolidated operating (loss) income. Free cash flow represents net cash provided by operating activities less capital expenditures, each as prepared in accordance with GAAP. Free cash flow conversion represents free cash flow divided by adjusted EBITDA. Adjusted gross margin represents amounts prepared in accordance with GAAP and adjusts for certain items that management believes are not reflective of the operational performance of the business. Consolidated adjusted gross margin represents gross margin adjusted for depreciation and amortization and share-based compensation. Adjusted net sales excludes the one-time charge related to the Medicaid lawsuit that is included as a component of net sales for fiscal 2020. Total 1st lien leverage represents the total principal 1st lien debt outstanding, as prepared in accordance with GAAP, divided by adjusted EBITDA for the trailing twelve-month period. Net 1st lien leverage represents the total principal 1st lien debt outstanding less cash, each as prepared in accordance with GAAP, divided by adjusted EBITDA for the trailing twelve-month period. Total leverage represents the total principal debt outstanding, as prepared in accordance with GAAP, divided by adjusted EBITDA for the trailing twelve-month period. The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the Company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. Reconciliations of these financial measures to the most directly comparable GAAP financial measures are included herein. When the Company provides its expectation for net debt and net leverage on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net income, total principal debt outstanding, cash and capital expenditures) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. This non-GAAP information should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

5 Agenda 1 Executive Summary 2 Key Credit Highlights 3 Company Overview 4 Financial Overview 5 Appendix

6 Section 1 Executive Summary Sub title text goes here

Mallinckrodt plc, an Irish public limited company in examination under Part 10 of the Companies Act 2014 of Ireland (“Mallinckrodt” or the “Company”) is a diversified global specialty pharmaceutical company, operating in two segments: (1) Specialty Brands, which includes the critical care and autoimmune & rare diseases businesses, and (2) Specialty Generics, which includes niche specialty generic drugs and active pharmaceutical ingredients (“APIs”) The Company is headquartered in Dublin, Ireland, with United States corporate offices in Missouri and New Jersey For the last twelve months ending 12/31/2021, Mallinckrodt generated net sales of $2,209MM and Adjusted EBITDA and net loss of $829MM (37.5% margin) and $717MM (-32% margin) respectively (1) On March 2, 2022, the US Bankruptcy Court for the District of Delaware confirmed Mallinckrodt’s Plan of Reorganization following bankruptcy, with a Plan Effective Date estimated to be in the second quarter 2022, pending completion of Irish Examinership Proceedings Mallinckrodt will emerge with a strengthened financial position and resolution of key litigation issues, enabling the Company to execute on its strategic priorities of improving its balance sheet and developing and commercializing therapies that improve health outcomes The company is evaluating financing alternatives, but currently expects to incur a new $900MM TLB, with proceeds being used to refinance the Company’s existing revolving credit facility Following the emergence and completion of the refinancing, Mallinckrodt is expected to have total and net leverage of 4.6x and 4.1x, respectively, utilizing the last twelve months 12/31/2021 Adjusted EBITDA (2) Executive Summary 7 Executive Summary Notes: Adjusted EBITDA is a Non-GAAP measure; see slide 4 Total Leverage and Net Leverage are Non-GAAP measures, see slide 4

Executive Summary 8 Bankruptcy Update Opioid Settlement For more than two years, Mallinckrodt has engaged in settlement discussions with the Opioid Plaintiffs To prevent years of unsustainable litigation and potential tens of billions of judgments, the emergence plan permanently resolves Opioid litigation by providing the opioid trust with $1.725Bn of structured cash payments over 8 years: $450MM at emergence, $200MM on 1st and 2nd anniversaries, $150MM on 3rd through 7th anniversaries, and $125MM on the 8th anniversary For 18 months post-emergence, ability to partially or entirely prepay deferred payments (excluding the $450MM payment at emergence) at a discount Acthar / DOJ Settlement The Company has also actively engaged with the DOJ to settle ~$650MM of Acthar Gel-related liabilities and follow-on FCA claims In September 2020, Mallinckrodt reached an agreement in principle with the DOJ, contingent upon a chapter 11 filing, to settle the CMS / DOJ / FCA and Intervening States claims for $260MM of structured cash payments over seven years Agreement with AHG of Unsecured Noteholders As it became clear the Company would need to pursue a whole-company chapter 11 given pressure from opioid and Acthar plaintiffs, Mallinckrodt engaged with an ad hoc group (“AHG”) representing approximately 84% of guaranteed unsecured noteholders in an effort to address near-term maturities and to establish a sustainable capital structure After intensive negotiations, the parties reached a restructuring framework that would significantly deleverage the Company by eliminating ~$1.3Bn of balance sheet debt and provide the guaranteed unsecured noteholders with pro forma ownership of the business Agreement with AHG of Credit Agreement Lenders In March 2021, the Company and its debtor subsidiaries secured the support of an AHG of lenders holding approximately $1.3Bn of its term loans, resolving various fundamental disputes between the debtors and lenders, and providing the debtors with optionality to take advantage of potentially favorable conditions in the capital markets

Executive Summary 9 Sources & Uses and Pro Forma Capitalization Note: Assumes an illustrative emergence as of June 30, 2022; actual emergence date may materially differ Represents cash adjustment from estimated pre-emergence cash balance of $1,312MM to get to a Pro-Forma cash balance of $482MM $15MM Initial Federal/State Acthar Settlement Payment plus ~$3MM of nominal interest as defined in the Plan of Reorganization Projected consolidated cash as of June 2022 (excludes estimated potential CARES Act refunds and subject to further review) Non-GAAP measures; see slide 4 Sources & Uses Pro Forma Capitalization

10 Section 2 Key Credit Highlights Sub title text goes here

Key Credit Highlights 11 Key Credit Highlights Diversified Global Specialty Pharma Company High Level of Forward Visibility in Core Legacy Brands Improved Financial Position and Disciplined Approached to Capital Allocation Attractive Margins and Robust Free Cash Flow Generation API and Generics Business Serving Critical Needs of Patients Positioned for Growth from New Product Launches and Critical Care Pipeline Resolved Key Legacy Litigation Overhang and Refocused on Providing Critical Medicines to Patients Highly Experienced Management Team and Refreshed Board of Directors Focused ESG Strategy and Enhanced Controls 1 2 3 4 5 6 7 8 9

Notes: Includes Ofirmev, Rescula, Innocoll and contract manufacturing revenues Includes opioids, ADHD, addiction treatment, international non-promoted brands and other Includes ADHD, addiction treatment, international non-promoted brands and other Key Credit Highlights 12 Diversified Global Specialty Pharma Company 2021A Product Mix (% of WholeCo) Segment Highlights Highly Profitable & Strong Forward Visibility Stable & Highly Diversified 2021A Net Sales $1.55Bn $0.66Bn Global Presence 94% US, 5% Europe / Middle East / Africa, 1% Other 82% US, 16% Europe / Middle East / Africa, 2% Other Strategic Focus Innovative branded drug development and commercialization Producing high-quality generic medicines in complex markets Strategic Vision Pure play branded pharmaceutical segment focused on meeting the needs of underserved patients with severe and critical conditions Adding value through drug development and commercialization Separately-operated segment driving near-term performance and cash flows from manufacturing controlled substances and APIs Establishes a diversified portfolio of complex ANDAs capable of delivering long-term value Specialty Brands Specialty Generics HC Highlight business mix between specialty, API and generics Global presence in x countries API = Active Pharmaceutical Ingredients; ANDA = Abbreviated New Drug Application Global specialty pharmaceutical company focused on Managing Complexity and Improving Lives through our 2 key segments and over 150 years of history (2) (3)

Key Credit Highlights 13 High Level of Forward Visibility in Core Legacy Brands HC Product Description Background ’21A Sales Historical Performance Expected Net Sales in ‘26 Outlook Commentary Injectable treatment for people living with certain chronic inflammatory or autoimmune conditions 19 indications across rheumatology, ophthalmology, nephrology, pulmonology, neurology and more FDA approved in 2010, acquired in 2014 Established track record of efficacy and safety; clinical evidence spans 70+ years $594MM Performance over past 5 years has been impacted by reimbursement challenges, legal complications, and COVID >$500MM Several historical challenges addressed by Chapter 11, including material legal issues CMS rebate has been reset Significant clinical data as compared to recent competitor approval Launch of Acthar SelfJect is expected to enhance patient experience and further differentiate product Vasodilator indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term neonates with hypoxic respiratory failure Approved OUS for additional adult indications FDA approved in 1999, acquired in 2015 $449MM INOmax sales increased at a CAGR of ~4% from 2017-2020 Nitric oxide product launch by a competitor resulted in a ~22% revenue decline in 2021 >$275MM Drug-device combination and leader in the inhaled nitric oxide market and long-term contracts provide improved visibility for the product moving forward Pricing pressures mitigated by brand recognition and service model, coupled with consistent international market Inomax Evolve launch in 2023 to drive innovation and improve franchise Immunotherapy treatment platform that enhances the ability of a patient’s immune system to fight disease via ECP FDA approved for treatment of CTCL that is unresponsive to other treatments, approved OUS for several other immune system imbalance diseases FDA approved in 1987, acquired in 2015 $267MM Strong, consistent growth Sales increased at a ~6% CAGR from 2017-2021 >$350MM Drug-device combination in a niche indication with very low risk Consistent historical mid to high single digit topline growth Continued investment in new and existing indications and product development Launch in Japan is expected to be a significant growth driver in the forecasted period https://www.mallinckrodt.com/about/acthar/ https://www.acthar.com/about-acthar-gel/ https://www.accessdata.fda.gov/drugsatfda_docs/nda/99/20845_INOmax.cfm#:~:text=Approval%20Date%3A%2012%2F23%2F1999 https://www.mallinckrodt.com/about/news-and-media/news-detail/?id=7841 https://www.therakos.com/understanding-Photopheresis/#:~:text=*%20THERAKOS%20Photopheresis%20was%20first%20approved,to%20other%20types%20of%20treatment.&text=Since%20launching%20over%2030%20years,million%20THERAKOS%20Photopheresis%20treatments%20given. https://www.mallinckrodt.com/about/news-and-media/news-detail/?id=7941 ECP = Extracorporeal Photopheresis; CTCL = Cutaneous T-Cell Lymphoma; GvHD = Graft-versus-Host-Disease; CMS = Centers for Medicare & Medicaid Services Brief profile on Acthar, Inomax, and Therakos, including Indications Therapeutic area History, approval Anticipated growth / Commentary on outlook Highlight: strong degree of forward visibility into revenue Core branded products have established track records and strong brand recognition; displaying improved visibility to high-margin revenue streams

Key Credit Highlights 14 API and Generics Business Serving Critical Needs of Patients Global leader in acetaminophen production, controlled substances, addiction treatment, and ADHD, with vertically-integrated manufacturing ensuring quality and consistency of supply 5 Award-winning cGMP U.S.-based manufacturing facilities 50+ Product families across generics and APIs 50% / 50% Revenue split between APIs and Generics (respectively) Only Western Hemisphere supplier of acetaminophen API $662MM 2021A Net Sales Complex Generics #3 in ADHD among U.S. generics market (3) #1 in Addiction Treatment among U.S. generics market (3) ~36% U.S. DEA total controlled substance quota 150+ SKUs ~25 Product families Top 20 U.S. generics manufacturer Active Pharmaceutical Ingredients (APIs) #3 Worldwide acetaminophen manufacturer and only Western Hemisphere based (2) 50+ FDA approved API Drug Master Files (DMFs) ~30 product families 100+ SKUs Zero Missed shipments during COVID-19 as the leading API supplier for COVID-related analgesics #1 API site by scale and only vertically integrated large-scale API manufacturer in U.S.(1) 2020.10.11 MNK Investor NDA Materials vPosting (advancingmnk.com) 2018 LP https://www.mallinckrodt.com/about/specialty-generics/ Notes: Based on total reactor liters capacity Based on BAC reports Based on 2021 Rx as a share of accessible market by Symphony METYS and IQVIA data

Positioned for Growth From Near-Term Product Launches And Late-Stage Critical Care Pipeline

Near-term growth anticipated from StrataGraft and Terlivaz, with deep pipeline in critical care to provide additional upside

StrataGraft® allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen-dsat

Launched in January 2022

Net Sales Opportunity: >$150MM [1]

- FDA-approved regenerative skin tissue indicated for the treatment of severe burns
- Among the first products designated as a Regenerative Medicine Advanced Therapy (RMAT) under the 21st Century Cures Act
- Biologic exclusivity of 12 years from approval

Terlivaz® terlipressin for injection

Launch anticipated in 1H 2023 [2]

Net Sales Opportunity: >$200MM [1]

- Potent vasopressin analog for the treatment of Hepatorenal Syndrome (HRS)
- Has successfully completed Phase 3 trials and is currently approved for use outside the US and Canada
- Orphan drug designation exclusivity of 7 years from approval

Acthar® GEL (repository corticotropin injection) 80 U/mL

SelfJect

Launch anticipated in 4Q 2022 / 1Q 2023 [2]

- Self-injection device will create an easier and more patient-friendly application for single unit dosage indications
- Expected to take over regular Acthar sales (excluding infantile spasms) and bolster & stabilize franchise performance

INOmax® (nitric oxide) GAS, FOR INHALATION

EVOLVE

Launch anticipated in 2023 [2]

- Next generation device with enhanced automation, streamlined design and improved transportability
- Launch expected to help bolster and stabilize INOmax market share



Notes:

1. Represents potential peak year net sales
2. Investigational product. Safety and efficacy have not yet been established by FDA.

COMPANY PRESENTATION KEY CREDIT HIGHLIGHTS 15

Key Credit Highlights 16 Resolved Key Legacy Litigation Overhang and Refocused on Providing Critical Medicines to Patients Resolution of Opioid Litigation Resolution of Key Acthar Litigation Post-emergence, Mallinckrodt will have resolved all key litigation issues Opioid litigation resolved through $1.725Bn settlement in the form of structured cash payments over 8 years and warrants for 19.99% of the equity at a ~$1.5Bn equity strike, among other consideration $450MM at emergence, $200MM on 1st and 2nd anniversaries, $150MM on 3rd through 7th anniversaries, and $125MM on the 8th anniversary For 18 months post-emergence, Mallinckrodt will have the ability to fully or partially prepay its deferred payments (excluding the $450MM payment at emergence) at a significant discount Acthar litigation resolved through $260MM settlement in the form of structured cash payments over 7 years: $15MM at emergence and on 1st anniversary, $20MM on 2nd and 3rd anniversaries, $32.5MM on 4th and 5th anniversaries, and $62.5MM on 6th and 7th anniversaries Settlement fully resolves various other Acthar-related matters, including the CMS Medicaid rebate dispute, an associated False-Claims Act (“FCA”) lawsuit and an FCA lawsuit relating to Acthar’s previous owner’s interactions with an independent charitable foundation The Bankruptcy Court additionally ruled that the acquisition of Synacthen had no post-petition effect on potential competition with, or the actual price of, Acthar, resolving claims of ongoing anticompetitive conduct Settlement fully resolves all opioid-related claims against Mallinckrodt and channels any new claims relating to pre-emergence to the opioid trust Settlement fully resolves all Acthar related claims by CMS and DOJ

Attractive Margins and Robust Free Cash Flow Generation

Improved Cost Structure

- Active management of cost structure has allowed the Company to maintain margin profile
- In light of net sales performance, management accelerated cost savings plans, reducing SG&A by ~$150MM compared to 2020 by focusing on:
  - Specialty Brands: realignment of general manager model, reduction in overall sales representatives, and refocusing R&D priorities
  - Specialty Generics: realignment of segment leadership and refocusing of R&D priorities

Attractive Margin Profile

Segment Operating Margin, % [1]



44%
44%
42%
2019
2020
2021
GAAP Operating Loss % [2]
(58%)
(29%)
(9%)

Limited CapEx Requirements

- Maintenance CapEx primarily limited to manufacturing and warehousing
- Well invested footprint
- Additional growth CapEx anticipated in 2023 and 2024 supporting the planned launch of INOmax EVOLVE

Capital Expenditures, % of Net Sales

Maintenance Capex of ~$50-55MM Annually



4.2%
2.2%
2.5%
2019
2020 (4)
2021

Strong Cash Flow Conversion

FCF Conversion, % [3]



90%
96%
93%
2019
2020
2021

Notes:
1. Represents reported Segment Operating Income / Adj. Net Sales. See slide 4 and see appendix for reconciliation.
2. Represents GAAP Operating Loss / GAAP Net Sales. Inclusive of corporate and unallocated expenses, depreciation and amortization, restructuring charges, share based compensation, impairment charges, and other one-time items.
3. Free Cash Flow (FCF) defined as Adj. EBITDA less reported Capital Expenditures. FCF Conversion = FCF / Adj. EBITDA. See slide 4 for disclaimer and see appendix for reconciliation.
4. Inclusive of impact of 2020 Medicaid rebate. 2020 Capital Expenditures % of Adj. Net Sales (excluding $536MM Medicaid Rebate) is 1.7%

COMPANY PRESENTATION KEY CREDIT HIGHLIGHTS 17

Key Credit Highlights 18 Improved Financial Position and Disciplined Approach to Capital Allocation Strong liquidity upon emergence, supported by a healthy cash balance, undrawn AR ABL facility, and robust cash flows Potential to explore sale of non-core assets to enable further deleveraging Committed to conservative, balanced financial priorities Focus on deleveraging Long-term net leverage target of 3.5x to 3.0x (1) Opportunity to prepay opioid settlement, if undertaken, improves free cash flow in future periods Post-reorganization, Mallinckrodt will have a significantly strengthened balance sheet and a capital allocation strategy focused on debt paydown AR = Accounts Receivable; ABL = Asset Based Lending Notes: Net Debt is a Non-GAAP measure; see slide 4

Key Credit Highlights 19 New post-reorganization board with significant industry and restructuring experience Highly Experienced Management Team and Refreshed Board of Directors Paul M. Bisaro, Chairman Former Executive Chairman, Amneal Pharmaceuticals Daniel Celentano, Director Former Senior Managing Director and Chairman of EMEA and Asia Restructuring, Evercore Riad El-Dada, Director Former President of US Human Health, Merck Neal P. Goldman, Director Chief Executive Officer, Sage Capital Investments Dr. Woodrow Myers, Director Managing Director, Myers Ventures LLC James R. Sulat, Director Former Chief Executive Officer, Maxygen Mark Trudeau President & Chief Executive Officer Hugh O’Neill Executive Vice President & Chief Commercial and Operations Officer Mark Casey Executive Vice President & Chief Legal Officer Bryan Reasons Executive Vice President & Chief Financial Officer Steven Romano, M.D. Executive Vice President & Chief Scientific Officer Ian Watkins Executive Vice President & Chief Human Resources Officer (Formerly Och Ziff Capital Management) Management Team Post-Reorganization Board of Directors

Reinforcing Historical Efforts Establishing Future Anti-Diversion Efforts Mallinckrodt has worked closely with various law enforcement agencies throughout the United States to combat opioid diversion and abuse Mallinckrodt has sponsored drug take-back programs designed to collect unused medications so that they cannot be diverted and misused or abused Mallinckrodt has purchased and distributed more than 2 million drug deactivation pouches to community groups, schools, and other organizations across the United States to encourage the proper disposal of unused medication Mallinckrodt’s compliance team conducts due diligence on each new customer Every order received by Mallinckrodt is run through an algorithm to determine whether the order is of unusual size, deviates from a normal pattern, or is of an unusual frequency Mallinckrodt was also one of the first manufacturers to monitor not just orders placed by their customers, but also sales placed further down the supply chain from pharmacies to distributors Mallinckrodt was the first manufacturer to audit its distributor customers to ensure that each customer had robust anti-diversion efforts in place DEA has praised Mallinckrodt’s anti-diversion efforts Key Credit Highlights 20 Mallinckrodt is committed to social and governance related priorities to combat opioid abuse Focused ESG Strategy and Enhanced Controls Mallinckrodt compliance efforts will be overseen by an independent monitor, Gil Kerlikowske, reporting to the court and state AGs Mr. Kerlikowske from 2009-2014 served as the Director for the Office of National Drug Control Policy (ONDCP) – the Presidentially appointed “U.S. Drug Czar” Mallinckrodt will not promote opioid products using sales representatives, key opinion leaders, or sponsorship/financial support Mallinckrodt will not promote or encourage the treatment of pain in a way that encourages the use of opioids Mallinckrodt will not manufacture, promote, or distribute any opioid product exceeding 30 mg of oxycodone per pill Mallinckrodt will not lobby for the enactment of any law, rule, or regulation that encourages the prescription of opioids or limits access to non-opioid pain treatments Mallinckrodt is required to continue its suspicious order monitoring program, including its review of data relating to downstream purchases Mallinckrodt is prohibited from selling opioids directly to a retail pharmacy location or a health care provider Partnering with Law Enforcement to Combat Diversion and Abuse Industry Leading Anti-Diversion Efforts and Suspicious Order Monitoring Program Independent Monitor Limitations on Promotional Activity Limitations on Manufacturer of Opioids Limitations on Lobbying Anti-Diversion Efforts Ongoing Commitment to Corporate Social Responsibility Prescription Drug Safety Mallinckrodt donated more that two million drug deactivation pouches to patients and communities to help dispose of unused opioid medications Philanthropy We advance society through our charitable giving employee matching gift and volunteer program in focus areas of health and wellness, science education, life sciences and anti-drug initiatives Access to Medicines We offer prescription assistance programs to help qualifying patients with little or no drug coverage get medicines at no cost, or at a reduced cost Patient Advocacy We collaborate with third party organization to advance education, raise disease awareness and develop ways to impact patients ‘ lives. Sustainability We believe in a being socially responsible community partner. This means growing our business by setting corporate sustainability goals for the future, built upon industry – leading initiatives

21 Section 3 Company Overview Sub title text goes here

Company Overview 22 Introduction to Mallinckrodt Founded in 1867 2,800+ Employees Worldwide 20+ Drug Development Programs 2 Segments: Specialty Brands and Specialty Generics 4 Core Values: Patient-Centric Integrity Innovative Collaborative Managing Complexity. Improving Lives. Mallinckrodt is an innovation-driven specialty pharmaceutical company focused on improving outcomes for patients with severe and critical conditions Mallinckrodt Core Strengths Development and Reformulation Regulatory Expertise Skilled Handling of Highly Regulated and Complex Materials Manufacturing and Logistics Our Business Segments Specialty Brands Specialty Generics

Company Overview 23 Our Primary Focus Remains on Improving Outcomes For Underserved Patients With Severe and Critical Conditions Our Vision Innovation-driven biopharmaceutical company… …focused on improving outcomes for underserved patients… …with severe and critical conditions … …adding value through clinical development and commercialization Growth remains focused on 4 strategic pillars: Fortify Base: Protect, strengthen & maintain base business Expand Portfolio: Deliver on launches & expansion opportunities Maximize Value: Unleash residual value for LOE brands Drive Innovation: Execute on high ROI innovation investments Commercial Focus Remains: LOE = Loss of Exclusivity, ROI = Return on Investment

Company Overview 24 Our Go Forward Strategy Optimizing Focus on Critical Care Realigning Cost Structure Maximize Free Cash Flow Deleverage Over Long Term Refocusing on mission as an innovative biopharmaceutical company focused on underserved patients Optimize development focus on Critical Care opportunities, strengthening clinical pipeline in alignment with our differentiated capabilities Completion of Chapter 11 reorganization increases future access to capital and enables us to strategically identify and invest in transformative pipeline projects within Critical Care Focused on maximizing EBITDA and cash flows Goal of realigning business to position the company to strategically invest in growth Restructuring generics business to achieve lower cost base and protect EBITDA margins If undertaken, voluntary prepayment of $1.7Bn opioid settlement at a discount would result in $550MM+ of savings vs 8-year structured payment plan, freeing up ongoing cash flows Realign cost structure, operating model, and culture of organization Focus organization on a leaner, Critical Care-focused strategy SG&A cost savings initiatives expected to continue into 2022 and beyond Initiatives include footprint evaluation, continued virtual workforce to reduce travel and entertainment expense, refined sales and marketing investments, and integrated back-office support functions across Generics and Brands Deleveraging will be a focus of capital allocation post-emergence Long term goal to achieve net leverage of 3.5x to 3.0x (1) Considering non-core asset sales to further deleverage and focus on core Critical Care strategy Notes: Net Debt is a Non-GAAP measure; see slide 4

Company Overview 25 Acthar is a Tried and Tested Critical Medicine Used in 19 Indications Including Infantile Spasms Naturally sourced complex mixture of adrenocorticotropic hormone analogs and other pituitary peptides that is indicated in multiple therapeutic areas including rheumatology, ophthalmology, nephrology, pulmonology and neurology Has an established efficacy and safety profile as well as a long track record of clinical evidence that spans nearly 70 years Has 19 indications, including infantile spasms which was approved in 2010 Since acquiring Acthar Gel in 2014, Mallinckrodt has made, and continues to make, significant investments in the drug: Over $500MM invested in clinical science and practice, product presentation, and manufacturing processes Initiated eight studies targeting combined enrollment of nearly 900 patients, including five randomized controlled clinical trials Modernized manufacturing Further characterized the mechanism of action and expanded medical affairs and research activities Established a dedicated team prioritizing access and providing support Prescribed by >9200 unique healthcare providers to >43,500 patients Acthar Gel is approved across multiple indications and therapeutic areas RHEUMATOLOGY PULMONOLOGY OPHTHALMOLOGY NEPHROLOGY NEUROLOGY Rheumatology Arthritis Dermatomyositis / Polymyositis Systemic Lupus Erythematosus Symptomatic Sarcoidosis Psoriatic Arthritis Symptomatic Sarcoidosis Keratitis Uveitis Optic Neuritis Multiple Sclerosis Relapse Infantile Spasms Focal Segmental Glomerulosclerosis Immunoglobulin A Nephropathy Specialty Brands Nephrotic Syndrome

Notes: Includes babies born in or transferred to hospitals with access to INOmax Investigational product. Safety and efficacy have not yet been established by FDA. Company Overview 26 INOmax is a Life-Saving Neonatal Respiratory Therapy System TBU – INOmax tearsheet + some detail on INOmax Evolve Vasodilator indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term neonates with hypoxic respiratory failure (HRF) >55% of 22,000(1) US babies born annually with HRF are treated with INOmax OUS footprint covers Japan, Canada, Australia and other markets Also approved in Australia for the treatment of perioperative pulmonary hypertension in adults in conjunction with cardiovascular surgery Multi-pronged durability based on: Regulatory requirements complains Intellectual property Strong, 15-year market acceptance build on patient safety dedication, unmatched customer service and continuous investment in innovation Offering as a total service package New INOmax EVOLVE device designed to improve operational efficiency (2) INOmax EVOLVE designed to improve operational efficiency and advance nitric oxide delivery in the hospital setting by: Reducing human error potential through automation Providing improved technological and safety features Reducing time between diagnosis and treatment through quick, automated set-up Increasing number of patients and settings for treatment Increasing mobility and transportability ease Anticipated launch in 2023 DSIR Plus Delivery Device EVOLVE Delivery Device DSIR Plus: ~45lb per cylinder EVOLVE: ~1lb per cylinder Automation, streamlined design and improved transportability create a potential platform in nitric oxide for Mallinckrodt INOmax EVOLVE detail from Jan 2019 deck: https://mallinckrodt.gcs-web.com/static-files/9ad106c1-018e-42aa-b052-63c09a83b227 Specialty Brands

Company Overview 27 Therakos is the Only Approved ECP System and Consumable used for Palliative Treatment of Skin Manifestations of CTCL TBU – Therakos tearsheet Immunotherapy treatment platform that enhances the ability of a patient’s immune system to fight disease via the world’s only fully-integrated and validated ECP system ECP involves drawing blood from the patient, separating white blood cells from plasma and treating the white blood cells with an UVA light activated drug Approved for treatment of skin manifestations of CTCL that are unresponsive to other treatments Available >30 years, over 1 million treatments delivered worldwide ECP kits provided for >135,000 patient treatments / year Estimated use in ~10% of ~7,500 eligible US patients with systemic CTCL Therakos has broad European label covering CTCL, GvHD and other immune-modulating disease Used by >300 treatment centers in >30 countries Pursuing opportunities to expand into other geographics, including Japan ECP = Extracorporeal Photopheresis; UVA = Ultraviolet-A; MSA = Metropolitan Statistical Area; CTCL = Cutaneous T-Cell Lymphoma; GvHD = Graft-versus-Host-Disease Therakos / CELLEX stats: https://therakos.eu/healthcare-professionals/therakos-cellex-photopheresis-system/ CELLEXTM System provides the versatility to treat a wide range of patient types Vascular access Choice of single- or double-needle mode and ability to switch between the two according to venous access conditions Different disease states Spectrum of white blood cells is collected, making treatment applicable to various disease states Abnormal lipid and bilirubin in plasma Bowl optic sensor allows customisation Of the system to the needs of abnormal plasma conditions The CELLEXTM System automatically manages treatment Automated photosensitising agent dosing calculations help minimise dosage errors No lower limit for leukocyte levels Continuous collection and separation enables treatment even with low leukocyte levels Adjustable to cardiac, pulmonary or renal function Fluid shifts minimised in double-needle mode Specific algorithm for consistent UVA irradiation automatically calculates and sets photoactivation time according to lamp life, % haematocrit and treatment volume The combination of the CELLEXTV System and "lean" working practices has resulted in a 50% increase in patient treatments - all with the same number of nurses employed in the unit. Therakos CELLEX System designed for excellence in ECP Specialty Brands

Company Overview 28 Stratagraft is a Recently-Launched, FDA-Approved Regenerative Skin Tissue Indicated For the Treatment of Severe Burns TBU – Stratagraft tearsheet Allogeneic cellularized scaffold product indicated for the treatment of adults with thermal burns containing intact dermal elements for which surgical intervention is clinically indicated Launched in January 2022 Among the first products designated by the Agency as a Regenerative Medicine Advanced Therapy (RMAT) under the 21st Century Cures Act Large TAM with approximately 40,000 US patients annually requiring hospitalization for the treatment of severe burns The current standard of care, autografting, involves the surgical harvesting of healthy skin from an uninjured site on the patient and transplanting the skin graft to the injury, creating a donor site wound that requires additional care StrataGraft provides a compelling alternative to autografting by removing the need for a donor site wound Significant interest from BARDA as a medical countermeasure; government-funded development Expect net sales of >$150MM at peak; as a BLA receives 12 years of exclusivity The first approved donor site-free alternative to autograft for DPT burns StrataGraft info/study: https://www.stratagraft.com/efficacy/ https://www.mallinckrodt.com/about/news-and-media/news-detail/?id=27326 BARDA = Biomedical Advanced Research and Development Authority; BLA = Biologics License Applications Reduced or Eliminated Harvesting (Coprimary end Point) StrataGraft eliminated donor site harvesting for 96% (68 of 71) of DPT burns in the pivotal study Significant reduction in donor site harvesting was demonstrated by StrataGraft at month 3 as measured by percent area autografted Of 71 patients studied, 3 required part or all of the area treated with Stratgraft® to be autografted 2 of those 3 patients also required regrafting of the original autograft treatment site 96% Reduction in Skin Harvested(1,2) Achieved Durable Wound Closure (Coprimary end Point) StrataGraft treatment sites achieved durable wound closure without the need to create a second wound 83% (59 of 71) of StrataGraft-treated wounds and 86% (61 of 71) of autograft-treated wounds achieved durable closure at month 3; missing data were imputed as failures Difference: P<.0001. *102% reflects the need for additional autograft (ie, regrafting) at the autograft treatment site, with 2 patients requiring regrafting Percent Area AutoGrafted Specialty Brands

Notes: Investigational product. Safety and efficacy have not yet been established by FDA. National Organization for Rare Disorders. Hepatorenal Syndrome Open Access Journal of Clinical Trials Journal of Investigative Medicine United States Census Bureau National Review Expert Review of Gastroenterology & Hepatology By day 30 Company Overview 29 Terlivaz, If Approved, Could Provide the First Indicated US Treatment for HRS Type-1 TBU – Terlivaz tearsheet Potent vasopressin analog for the potential treatment (if approved) of adults with hepatorenal syndrome (HRS), an acute and life-threatening syndrome involving rapid reduction in kidney function for which there is currently no FDA-approved treatment Successfully completed Phase 3 FDA trials; currently approved for use outside the US and Canada Current FDA status: Pending Approval; decision expected in late 2022 (1) Anticipated launch in Q1 2023; expected growth driver with 7-year exclusivity HRS is a form of impaired kidney function that occurs in individuals with advanced liver disease and is classified into two distinct types – a rapidly progressive type that leads to acute renal failure and a more chronic type that progresses over weeks to months (2) HRS is estimated to affect between 30,000 and 40,000 Americans annually (4)(5) If left untreated, the rapidly progressive renal failure associated with HRS has a median survival time of approximately two weeks and greater than 80 percent mortality within three months (3)(6)(7) Successful Completion of Phase 3 CONFIRM Study The study met its primary endpoint of Verified HRS Reversal, defined as two consecutive SCr values ≤1.5 mg/dL, at least two hours apart by day 14 or discharge, with subjects alive without RRT for at least 10 days after the second SCr ≤1.5 mg/dL 29.1 percent (n=58) of patients treated with terlipressin plus albumin compared to 15.8 percent (n=16) of patients treated with placebo plus albumin (p=0.012) achieved Verified HRS Reversal. The four pre-specified secondary endpoints of the study were: 36.2 percent (n=72) of patients in the terlipressin group demonstrated HRS reversal, defined as the percentage of participants with a SCr value no more than 1.5 mg/dL by day 14 or discharge versus 16.8 percent (n=17) on placebo (p<0.001) 31.7 percent of patients receiving terlipressin (n=63) maintained HRS reversal without RRT/dialysis up to day 30 versus 15.8 percent (n=16) in the placebo group (P<0.003) 33.3 percent (28/84) of patients with SIRS in the terlipressin arm achieved Verified HRS reversal versus 6.3 percent (3/48) in the placebo arm (p<0.001) 24.1 percent (n=48) of patients on terlipressin and 15.8 percent (n=16) of patients in the placebo group (p=0.092) achieved Verified HRS Reversal without recurrence by day 30 Durability of / Maintaining HRS Reversal HRS Reversal in SIRS Subgroup Verified HRS Reversal w/o Recurrence (8) HRS Reversal Trial info and HRS info: https://www.prnewswire.com/news-releases/mallinckrodt-presents-positive-phase-3-results-from-its-confirm-study-of-terlipressin-in-patients-with-hepatorenal-syndrome-type-1-hrs-1-at-the-liver-meeting-2019-300955532.html https://www.prnewswire.com/news-releases/mallinckrodt-provides-a-regulatory-update-on-terlipressin-301486983.html HRS = Hepatorenal Syndrome; SIRS = Systemic Inflammatory Response Syndrome Specialty Brands

ICU = Intensive Care Unit, AMC = Academic Medical Centers, KOL = Key Opinion Leaders, HEOR = Health Economics Outcomes Research Company Overview 30 We Have Identified Several Conditions that Represent Growth Opportunities, Most of Which are Delivered in the Hospital Chronic treatments initiated and administered outside hospital (e.g., Diabetes, Atrial Fibrillation, Parkinson’s) Acute conditions diagnosed and treated outside hospital (e.g., bronchitis, agitation) General Hospital & Community anti-infectives Out of Scope High Underserved Patient Needs: Growing patient population with severe and critical conditions; suffer from high morbidity & mortality Tangible metrics (e.g., ICU days, length of stay, readmissions) provide opportunity for value-based contracting Alignment with Mallinckrodt's Capabilities: Hospital and AMC call points and access; relationships with KOLs and intensivists HEOR & value-based contracting expertise Account management, including “Total Care” gold standard of support services Unique combination of contracting, service and drug-device expertise Internal Organ Acute Kidney Injury Liver Failure Circulatory Hemorrhage Cardiac Arrest Pulmonary HTN Respiratory Acute Resp. Distress Syndrome Acute Resp. Failure Neurological Cerebral Ischemia Brain Injury Cerebral Edema Sepsis Sepsis/SIRS (Cytokine Cascade) Sepsis Acute Pain Delirium Avoidance Sedation Certain Priority Conditions Specialty Brands

Hospital margins continue to decline Increasing consolidation under IDNs or systems Greater institutional control over prescribing decisions, taking away decision-making from hospital physicians Continued push to shift from inpatient care to less expensive care settings Value-based reimbursement making inroads High growth in spending on specialty medications for complex and rare diseases Increased payer actions to manage spend on specialty medicines Increased focus on keeping patients out of the hospital, reducing readmissions Access driven solely by hospital formulary / formulary decision makers Reimbursement (formulary) decision process is complex with multi-stakeholder involvement Bundled-payment system (DRG, APC) is norm; creates challenges in leveraging post-acute care resources and managing costs Reimbursement shifting toward value-based models, i.e. paid based on quality of service (outcomes) versus volume Cost containment measures typically result in prior authorization or step edit requirements Patient experience is strained as obtaining therapy often requires complex / time-intensive reimbursement services Growing payer efforts to constrain co-pay assistance Increased pricing scrutiny from legislative bodies and payers Company Overview 31 Reimbursement in Hospital and Community Settings is Managed Differently Opportunities in the hospital for Mallinckrodt-priority indications driven by demonstrating measureable treatment outcomes, consistent with evolving reimbursement environment Even with disconnected reimbursement processes b/t hospital & community (pharmacy), gaps will be bridged with established Mallinckrodt out-patient services / capabilities Hospital Care Community Care IDN = Integrated Delivery Network, DRG = Diagnosis-Related Group, APC = Ambulatory Payment Classifications Critical area of focus: Maintaining patient access across care settings Market Trends Reimbursement Environment Market Trends Reimbursement Environment Maintaining Continuity of Access Will Be Critical Specialty Brands

HCP = Healthcare Professionals, PBM = Pharmacy Benefit Manager Company Overview 32 Our Distinct Capabilities and Customer / Patient Services Position Us to Effectively Navigate Complexities Across Care Settings Further Enabling Capability & Services Across Point of Care Existing Mallinckrodt Capabilities & Services Market Access Sales & Customer Service Patient Services Medical & HEOR Generate economic evidence, provide product education and field HCP inquiries Ensure appropriate level of access, exceptional reimbursement support, and optimal product distribution Provide patient education, reimbursement support and service coordination Support HCP interactions for product awareness, education, and end user support Hospital Care Community Care Leverage existing market access / reimbursement support services already established for other Mallinckrodt critical care products Expand outreach and relationships with executives, HCPs and decision makers responsible for patient care, treatment decisions and product access Ensure continued availability of patient educational materials Continue to support and strengthen scientific communication outlets and methods Continue to provide industry-leading support to PBM contracting methods Build and strengthen relations and interactions with specialty pharmacies and health plans in support of patient access and distribution Support critical patient service programs including case management, education services and patient assistance programs Ensure continuous distribution and access to scientific information Build out ‘continuity of care network’ in support of patient and provider care team involved in ongoing treatment management (Key examples, not exhaustive) Specialty Brands

Advanced R&D Capabilities Across all Phases of Development

Research

Diverse experience in chemistry, CMC/formulations and pre-clinical science including in vivo & in vitro cell and molecular biology

Clinical Development

Scientific leadership, biometrics, data management and operational expertise to design, and oversee execution and reporting of clinical studies in challenging indications

Regulatory

Comprehensive global regulatory strategies to increase probability of success, speed to market and differentiated labels

Research | Preclinical | Phase 1 | Phase 2 | Phase 3 | Life Cycle Management

Research
- Synthetic Chemistry
- Analytical Chemistry
- Preclinical & Translational Sciences
- CMC / Formulation Sciences

Development & Regulatory Affairs
- Clinical Sciences
- Clinical Operations
- Biometrics
- Clinical Supplies
- Data Management
- Medical Writing
- Regulatory Strategy
- Labeling
- Promotion & Advertising

Device Engineering
- Medical Device Development
- Mechanical Engineering
- Hardware and Consumables
- Electrical Engineering
- Software Development
- Verification and Validation

Program Management
- Portfolio Management
- Project Management

Medical
- Medical Affairs
- Scientific Communications
- Medical Information
- PV/Safety
- HEOR

Our Science & Technology (S&T) organization has ~170 employees **managing preclinical to lifecycle activities**

COMPANY PRESENTATION COMPANY OVERVIEW 33

Mallinckrodt's Development Pipeline

Specialty Brands

Product	Preclinical	Phase 1	Phase 2	Phase 3	Registration	Indication Under Study	Diseases/Therapeutic Areas
TERLIVAZ (terlipressin) vasopressin analog[1]						*HRS Type-1 (US)*	*Critical Care*
INOMAX® (Nitric Oxide) gas						*Cardiovascular Surgery*	*Critical Care*
STRATAGRAFT® regenerative skin tissue						*Severe Burns, Pediatrics DPT*	*Critical Care*
UVADEX® (methoxsalen) sterile solution **(Therakos)**						*Chronic GVHD (US)*	*Critical Care*
STRATAGRAFT® regenerative skin tissue						*Severe Burns, FT*	*Critical Care*
SLN500 (RNAi[5])[2]						*Complement-mediated Diseases (C3)*	*Immune-Mediated*
SLN-MNK-2 (RNAi) [2]						*Complement-mediated Diseases [3]*	*Immune-Mediated*
SLN-MNK-3 (RNAi) [2]						*Complement-mediated Diseases [3]*	*Immune-Mediated*

Product / Device	Concept	Planning	Development	Qualification	Registration	Details	Diseases/Therapeutic Areas
ACTHAR® GEL (repository corticotropin injection)						*Alternative Delivery Device*	*Immune-Mediated*
INOMAX® (EVOLVE™) (Nitric Oxide) gas						*Next Generation Device (US)*	*Critical Care*
THERAKOS (Solas – Cellex Mod)						*Next Generation Device*	*Immune-Mediated*
INOMAX® (EVOLVE™) (Nitric Oxide) gas						*Next Generation Device (Japan)*	*Critical Care*

HNS = Hepatorenal Syndrome, DPT = Deep Partial Thickness, GVHD = Graft vs Host Disease, FT = Full Thickness, RNAi = RNA Interference

Notes:

1. Terlivaz launch assumed in Q1 2023
2. Collaboration with Silence Therapeutics; options exercised on 3 complement targes
3. Target not disclosed

COMPANY PRESENTATION COMPANY OVERVIEW 34

Specialty Generics is a Unique, Vertically Integrated Business

API + Generics

Leading API business focused on controlled substances and acetaminophen	• One of the largest global suppliers of acetaminophen, and the only supplier based in the Western Hemisphere • High customer loyalty driven by differentiated quality and consistency • Strong player in controlled substances API, with FDA and DEA oversight and complex manufacturing • ~30 product families
Niche U.S.-based specialty generics business	• Industry-leading reputation for quality and service • Strong growth from pipeline and international markets • Market leader in addiction treatment and ADHD • Strong position in controlled substances, with ~36% share of DEA quotas • ~25 product families
Tangible benefits of vertical integration	• Differentiated quality, quantity, and consistency of supply positions Specialty Generics as a scaled strategic partner to the large purchasing organizations • Increased visibility and ability to take a portfolio approach across finished dosage and API opportunities • Synergies between API and formulation development
Differentiated R&D Capabilities and Pipeline of Opportunities in Development	• Demonstrated complex formulation capabilities enhanced by strengths in formulation, API characterization and API synthesis • State-of-the-art laboratories, R&D suites and GMP-compliant pilot plant • Highly engaged R&D organization focused on rapid execution of select high value projects

COMPANY PRESENTATION COMPANY OVERVIEW 35

2021 Performance $662MM net sales; decline of 4% from 2020 Gain/stabilization of share across all finished dose segments Market value declines accelerated in ADHD finished dose, impacting year Investments into APAP business expansions Sustained relationships with primary customers across business buoyed sales despite challenges in supply, market contraction Retention rebate structure protecting core business Stable supply, through COVID, as peers struggled Successful first round approvals from R&D pipeline PAS on Oxy 10, 20mg (launched Q4 2021) and CBE-30 on Bup/Nal tablets Outlook – 2022 & Beyond Restructuring to achieve lower cost base accomplished early in 2022 to protect EBITDA margin Shifted to shared service model - SG&A reduction Spend containment in R&D, Operations Refocused R&D portfolio, supported by BD&L to shift complex injectables to partners; exploring API R&D ADHD and analgesic market pressures expected to continue, with rate of decline abating in analgesics Modest growth in APAP business as global supply shortage persists and demand remains elevated Growth in addiction treatment APIs and stearates partially offsets projected declines in controlled and ADHD APIs Navigating manufacturing headwinds including direct labor shortages, supplier stability and inflationary pressures Company Overview 36 2022 Resets the Foundation for the Future of Specialty Generics API + Generics

Company Overview 37 Vertically Integrated, High Quality, U.S.-based Manufacturing Infrastructure St. Louis, MO Multi-purpose API facility with manufacture and Lifecycle Science for complex small molecules Greenville, IL Compressible acetaminophen facility Hobart, NY Complex generics facility Raleigh, NC Acetaminophen API facility Webster Grove, MO Headquarters Commercial ready, R&D facility with pilot plant and R&D suites Leased Owned API + Generics

Company Overview 38 Among the World’s Largest Producers of Bulk Acetaminophen Mallinckrodt Pharmaceuticals operates the only US-based manufacturing location for acetaminophen/paracetamol, the active ingredient in Tylenol® and over 600 different OTC and Rx medicines Acetaminophen is the leading over-the-counter active ingredient, globally, in treating mild to moderate pain and reducing fever and, each week, approximately 23 percent of US adults us an acetaminophen-containing product Manufacturing locations in Raleigh, NC and Greenville, IL together supply 15 product families, including proprietary directly compressible COMPAP™ products that reduce manufacturing costs for our global customers Mallinckrodt’s APAP has served the leading OTC businesses, many over decades, and has over 300 customers in over 100 countries around the world API + Generics Mallinckrodt Supplies 12-15% of Global Acetaminophen Demand Majority of Input Materials Sourced Domestically >300 Customers Served 15 Product Families Supplied >100 Countries Supplied

Company Overview 39 Specialty Generics’ Strategy Focuses on Maximizing Value API + Generics Maintain base business with superior quality and customer service Capture additional market opportunities Restore strategic inventory levels Advance current ANDA pipeline to diversify the business Enhance business development opportunities and technical capabilities Invest in strategic Capex projects Streamline plant performance Focus on reliability and plant absorption Contain costs Leverage US based manufacturing footprint Create opportunities for employees to enhance personal growth Attract, develop and retain diverse talent Sustain strong compliance culture Stabilize Grow Optimize Engage Execute EMERGE STRONG

Section 4 Financial Overview

Following emergence from bankruptcy, Mallinckrodt will have a disciplined and conservative financial policy, focused on rapid deleveraging and executing a clearly defined business plan Committed to conservative, balanced financial policies Immediate focuses are deleveraging and investing in the business Investments will focus on core capabilities in the Critical Care pipeline & strengthening existing operations Strategic investments have been identified as part of the business plan, and management will remain disciplined in its capital allocation approach towards growth initiatives May also look to divest non-core assets over the near-term to focus branded portfolio on Critical Care, as well as evaluation of strategic alternatives for the SpecGx segment, in whole or in part Over the longer term, the Company expects to seek to continue to de-lever and invest in its core business, while exploring broader investments including inorganic opportunities that align with business strategy Capital Allocation Leverage Highly focused on maintaining healthy and sustainable long-term leverage metrics Solid margins and modest capex requirements expected to continue to support significant free cash flow generation over the forecast period Between expected robust cash flow generation, disciplined financial policy and potential to divest non-core assets as a source of alternative liquidity, management feels comfortable in managing leverage Long-term net leverage target between 3.5x to 3.0x (1) Capital Structure and Liquidity Capital structure is expected to be comprised of largely pre-payable debt, providing a high degree of flexibility Option to prepay deferred opioid liability upfront at a discount provides opportunity Very strong liquidity upon emergence, supported by a healthy cash balance, an undrawn $200MM AR ABL facility and meaningful cash flows 40 Company Overview 41 Financial Policy Notes: Net Debt is a Non-GAAP measure; see slide 4

Summary Financials

Bankruptcy Impacted Period

- Attractive and historically stable gross margin and Adj. EBITDA margin profile
- Relatively low CapEx spending drives robust free cash flow conversion trends
- Recent performance impacted by bankruptcy disruptions
- 2021 Performance Overview
  - Specialty Brands adversely impacted by entrance of generic competition for Ofirmev, lower pharmaceutical spending due to COVID-19, and competitor product launches
  - Specialty Generics impacted by increased competition and shifting product mix



Net Sales (1)
$MM
GAAP Net Sales
Adj. Net Sales (2)
3,163
2,749
Medicaid Adj.
2,213
2,209
2019A
2020A
2021A



Gross Margin
$MM
GAAP Gross Margin
Adj. Gross Margin (3)
74%
74%
70%
45%
24%
40%
2019A
2020A
2021A



Adj. EBITDA
$MM
1,331
1,109
829
2019A
2020A
2021A
Net Loss ($MM)
717
945
997



Adj. EBITDA Less CapEx
$MM
1,198
1,061
774
2019A
2020A
2021A
CapEx ($MM)
133
48
55

Notes:
1. FY2019 includes BioVectra net sales of $40MM; business divested in November 2019
2. Adj. Net Sales excludes the impact of $536MM Medicaid rebate in FY2020; Adj. Net Sales is a Non-GAAP measure; see slide 4
3. Adj. Gross Margin excludes the impact of $536MM Medicaid rebate in FY2020 as well as excluding share-based compensation, depreciation, and amortization expense (see slide 4 and see reconciliation in appendix)

COMPANY PRESENTATION COMPANY OVERVIEW 42

Appendix Supplemental Materials

Company Overview The confirmed Plan features the following treatments by class: Summary Plan Treatment 44 Summary Plan Treatment Revolver Repayment in full in cash Term Loans At the Debtors’ option, either (a) New Takeback Term Loans, plus 1.0% exit fee, or (b) repayment in full in cash, plus 0.5% exit fee 1L Notes Reinstated at existing terms 2L Notes $323MM of 10% New Second Lien Notes Due approximately 3 years after emergence, with covenants that generally match the Takeback Second Lien Notes (subject to certain exceptions) Guaranteed Unsecured Notes 100% of reorganized equity, prior to dilution from New Opioid Warrants and MIP (as defined below) $375MM of 10.0% Takeback Second Lien Notes due 7 years after emergence General Unsecured Claims $135MM cash payment on the Plan Effective Date GUC Assigned Preference Claims, which do not include preferences against released parties, go-forward trade creditors or counterparties to assumed contracts GUC Assigned Sucampo Avoidance Claims related to 2018 Sucampo merger Terlivaz contingent value rights ($20MM payment upon regulatory approval of Terlivaz by FDA and upon reaching $100MM in cumulative net sales) GUC Share Repurchase Proceeds (50% of Debtors’ interest in any claims and causes of action from 2015-2018 share repurchase program) GUC VTS PRV Share (all proceeds upon disposition of Debtors’ 68% ownership) GUC Stratagraft PRV Share (35% of proceeds upon disposition) Notes: Summary terms only; see Fourth Amended Joint Plan of Reorganization (With Technical Modifications) (the “Plan”) and Disclosure Statement (docket #6510 and #2917). Capitalized terms used but not defined on this slide shall have the meaning assigned to such terms in the Plan and Disclosure Statement, as applicable.

Company Overview Summary Plan Treatment (cont’d) 45 Summary Plan Treatment Trade Claims Up to $50MM Trade Claim Cash Pool Acthar Plaintiffs: CMS, DOJ, Government $260MM of structured cash payments over 7 years: $15MM at emergence and 1st anniversary, $20MM on 2nd and 3rd anniversaries, $32.5MM on 4th and 5th anniversaries, and $62.5MM on 6th and 7th anniversaries(1) Existing Equity Cancelled; no recovery Opioid Plaintiffs (GAHC, MSGE, and OCC) $1.725BN of structured cash payments over 8 years: $450MM at emergence, $200MM on 1st and 2nd anniversaries, $150MM on 3rd through 7th anniversaries, and $125MM on the 8th anniversary For 18-months post-emergence, ability to partially or entirely prepay deferred payments excl. $450MM payment at emergence (partial payment to be applied in inverse order beginning with payment due on the 8th anniversary); subject to certain restrictions Opioid MDT II Share Repurchase Proceeds (50% of Debtors’ interest in any claims and causes of action from 2015-2018 share repurchase program), Assigned Third-Party Claims and Assigned Insurance Rights Warrants for 19.99% of equity, prior to dilution from MIP (“New Opioid Warrants”) Struck at equity value of ~$1.5Bn; 6-year life Management Compensation 10% of fully diluted equity reserved as part of management incentive plan (“MIP”) Company Status Upon Emergence On or as soon as reasonably practicable after emergence, the reorganized equity shall be listed for trading on the NASDAQ Capital Market, the NASDAQ Global Market, or the New York Stock Exchange Notes: Summary terms only; see Fourth Amended Joint Plan of Reorganization (With Technical Modifications) (the “Plan”) and Disclosure Statement (docket #6510 and #2917). Capitalized terms used but not defined on this slide shall have the meaning assigned to such terms in the Plan and Disclosure Statement, as applicable. Deferred payments to bear nominal interest based at an annual rate of 0.6255% accruing from September 21, 2020, in eight installments. The interest shall accrue on the outstanding balance of the remaining installment payments and all then-accrued interest shall be payable in cash contemporaneously with each installment payment (docket #3602-1).

Notes: Includes $2.1 million and $12.3 million of accelerated depreciation in SG&A related to restructuring charges incurred during fiscal 2021 and 2020, respectively Fiscal 2021 includes a $125.0 million charge related to the opioid-related litigation settlement liability and a $34.3 million increase in environmental liabilities. Fiscal 2020 includes a retrospective one-time charge of $641.1 million (the "Acthar Gel Medicaid Retrospective Rebate"), of which $536.0 million and $105.1 million have been reflected as a component of net sales and operating expenses, respectively, in the condensed consolidated statement of operations. The $105.1 million reflected as a component of operating expenses represents a pre-acquisition contingency related to the portion of the Acthar Gel Medicaid Retrospective Rebate that arose from sales of Acthar Gel prior to the Company’s acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Fiscal 2020 also includes $55.7 million of opioid defense costs, partially offset by a $43.4 million decrease in the fair value of the opioid settlement warrants. Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the company’s reportable segments Company Overview 46 Reconciliation of Non-GAAP Measures $MM Adj. EBITDA and Free Cash Flow Reconciliation Adj. Gross Profit Reconciliation Segment Operating Income Reconciliation Adj. Net Sales Reconciliation